UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024.

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction	Commission File	(I.R.S. Employer
of incorporation)	Number	Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01. CHANGES IN REGISTRANT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(a) Termination of Independent Registered Public Accounting Firm Relationship

Effective November 20, 2024 the Company’s independent registered public accountants Marcum LLP, terminated their relationship with the company as its independent auditors.

In the period from Marcum LLP’s appointment in 2022 until the date of this Report, there were no disagreements with Marcum LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Marcum LLP, would have caused Marcum LLP to make reference to the matter in its report on the Company’s financial statements; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Marcum LLP, issued audit reports on our financial statements as of and for the years ended December 31, 2023 and 2022, which reports each included an explanatory paragraph concerning the Company’s ability to continue as a going concern.

The Company has provided Marcum LLP with a copy of the above disclosures. Attached as Exhibit 16.1 is a copy of Marcum LLP’s letter, dated November 22, 2024, stating its agreement with such statements.

The Company has yet to engage a new independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Item	Title

16.1	Pursuant to Item 304(a)(1) of Regulation S-K, the Registrant herewith files the letter of Marcum LLP, former accountants to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc.
(Registrant)

Dated:	November 22, 2024	/s/ Adam Desmond
Adam Desmond, CEO